UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2020
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
781-418-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 8, 2020, Keurig Dr Pepper Inc. ("KDP" or the "Company"), acting pursuant to authorization from its Board of Directors, determined to voluntarily withdraw the principal listing of KDP's common stock, par value $0.01 per share (the "Common Stock") from the New York Stock Exchange ("NYSE") and transfer the listing to The Nasdaq Stock Market LLC ("Nasdaq").

KDP's Common Stock has been approved for listing on Nasdaq, where it will continue to trade under the stock symbol "KDP". KDP expects that the listing and trading of the Common Stock on the NYSE will cease at market close on September 18, 2020, and that trading of the Common Stock will begin on Nasdaq at market open on the following business day, September 21, 2020.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 4, 2020, Fabien Simon notified the Chairman of the Company's Board of Directors of his resignation from the Board, effective on September 7, 2020. Mr. Simon is assuming the role of Chief Executive Officer of JDE Peet's, a global coffee and tea company based in Amsterdam, and his resignation did not result from any disagreement with the Company or the Board.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
101	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: September 8, 2020
	By:	/s/ James L. Baldwin
		Name:	James L. Baldwin
		Title:	Chief Legal Officer, General Counsel and Secretary